UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005 (February 15, 2005)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

2004 Compensation

On February 16, 2005, the Personnel and Compensation Committee of the board of directors of The PNC Financial Services Group, Inc. authorized the payment of 2004 annual incentive awards to the company’s executive officers. The committee took this action after consulting with the board’s other non-management and independent directors in executive session.

The annual incentive awards for James E. Rohr, PNC’s Chairman and Chief Executive Officer, and the company’s next four most highly compensated executive officers are made under PNC’s 1996 Executive Incentive Award Plan, as amended. For 2004, the five participants in this plan share in a compensation pool equal to one-half of one percent of PNC’s 2004 consolidated pre-tax net income. This amount is determined in accordance with generally accepted accounting principles, after adjustment for unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, as defined under generally accepted accounting principles. The annual incentive awards made to these five executive officers are designed to be performance-based compensation that is eligible for federal income tax deductibility under Section 162(m) of the Internal Revenue Code.

The amount of the incentive award that could be paid to each of these executive officers is capped at the maximum percentage of the compensation pool which could be paid to the participant, which was set by the committee at the beginning of 2004. Subject to the caps, the final amount of the award was determined by the committee based on such qualitative and quantitative performance factors as the committee deemed relevant. The committee used the following performance factors, among others, in determining the amount of an executive officer’s 2004 annual incentive award:

•	“EPS Goal” – This goal is based on PNC’s earnings per share in relation to PNC’s budget. Management established, and the committee approved, the target EPS Goal for 2004 at the beginning of 2004;

•	“Relative Goals” – These goals are based primarily on PNC’s return on average common shareholders’ equity relative to the peer group, with additional consideration given to PNC’s relative return on average assets;

•	Business financial performance relative to that business’s budget;

•	The chief executive officer’s assessment of an executive officer’s performance; and

•	The committee may exercise its discretion to increase, reduce, or eliminate an executive officer’s award, based on its assessment of the officer’s performance. The committee can’t, however, increase the incentive award amount a participant may receive under the 1996 Executive Incentive Award Plan beyond the executive’s assigned percentage of the compensation pool. Among the factors the committee considered with respect to 2004 were: effective communication and cooperation with PNC’s regulatory agencies; the maintenance of effective financial reporting and internal control processes; and the continued effective implementation of strengthened corporate governance principles and risk management procedures.

The 2004 incentive compensation for these five executive officers, together with other compensation paid or awarded to them for 2004, is shown in the table below. For comparative purposes, the table also provides the amounts of compensation for these executive officers for 2003 and 2002.

	Annual Compensation					Long-Term Compensation			All Other Comp ($)
Name and Principal PNC Position	Year	Salary ($)		Bonus ($)	Other Annual Comp ($)	Awards
						Restricted Stock Award ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)
				(a)	(b)	(c)	(d)		(e)
James E. Rohr Chairman and Chief Executive Officer	2004 2003 2002	934,615 882,692 850,000	†	2,351,250 1,875,000 900,000	5,349 5,015 4,149	2,550,038 4,536,550 375,000	392,966 275,559 299,512	0 0 429,400	325,487 280,350 291,959

Joseph C. Guyaux President	2004 2003 2002	613,846 596,538 486,538	†	1,150,875 900,000 429,000	1,350 16,200 0	1,498,881 2,804,900 178,750	133,000 133,000 101,718	0 0 343,520	93,583 71,354 53,264

William S. Demchak Vice Chairman and Chief Financial Officer	2004 2003 2002	530,000 550,384 152,885	†	900,000 727,500 750,000	0 0 8,947	1,201,500 303,125 2,427,500	95,000 100,000 100,000	0 0 0	103,852 16,284 233,613

Timothy G. Shack Executive Vice President and Chief Information Officer	2004 2003 2002	475,000 493,269 427,885	†	618,750 506,250 289,500	0 0 0	1,001,663 1,978,138 120,625	88,874 75,219 80,238	0 0 279,110	65,616 55,386 43,151

Thomas K. Whitford Executive Vice President and Chief Risk Officer	2004 2003 2002	446,923 440,769 395,192	†	543,750 450,000 337,500	0 0 0	970,413 1,954,700 140,625	107,604 76,709 81,816	0 0 300,580	64,386 57,353 55,076

†	Salary amount for 2003 includes salary received as the result of an extra pay period.

(a)	The dollar amount in this column equals 75% of the named executive officer’s 2004 annual incentive award. The remaining 25% of his 2004 annual incentive award was awarded to him in the form of restricted shares of common stock (Messrs. Rohr, Guyaux, Shack, and Whitford) or deferred as restricted phantom common stock units under PNC’s Deferred Compensation Plan (Mr. Demchak). This restricted stock/phantom unit portion was increased by 25% to reflect the resulting risk of forfeiture and lack of liquidity. The aggregate dollar value of the restricted shares of common stock or restricted phantom common stock units awarded to each named executive officer is included in the “Restricted Stock Award ($)” column of this table for 2004, and additional details are provided in footnote (c).

(b)	The amounts shown represent reimbursement for certain tax liabilities. None of the named executive officers received perquisites or other personal benefits, securities or property during 2004 that, in the aggregate, cost PNC more than the lesser of $50,000 or 10% of the named executive officer’s salary and bonus earned during that year, after the reimbursement to PNC of amounts above $50,000. Perquisites and other personal benefits that were received by the named executive officers were valued on the basis of their incremental cost to PNC and its subsidiaries, as prescribed by the rules of the Securities and Exchange Commission.

(c)	The dollar values in this column for 2004 equal the aggregate value of restricted shares of common stock awarded to the named executive officer on April 7, 2004 and the restricted shares of common stock awarded to Messrs. Rohr, Guyaux, Shack, and Whitford or, in the case of Mr. Demchak, deferred as restricted phantom common stock units as part of the 2004 annual incentives awarded on February 16, 2005. The April 7, 2004 awards were made under the 1997 Long-Term Incentive Award Plan and are restricted through November 15, 2007. The February 16, 2005 restricted shares award to Messrs. Rohr, Guyaux, Shack, and Whitford was made under the 1996 Executive Incentive Award Plan and the restricted phantom common stock units were deferred by Mr. Demchak under PNC’s Deferred Compensation Plan. The named executive officers will be entitled to vote and to receive dividends on the restricted shares, as declared by the Board on common stock. Restricted phantom common stock units held in the Deferred Compensation Plan are credited with deemed dividends, as dividends are declared by the Board on common stock, but they carry no voting rights and can be settled only in cash. For both the restricted shares and restricted phantom stock units, the named executive officer will forfeit the award if his employment with PNC ends prior to the end of a three-year restricted period (or through November 15, 2007 in the case of April 7, 2004 awards), except in certain limited cases.

As of December 31, 2004, the named executive officers beneficially held restricted shares of common stock as follows, with the aggregate dollar value shown as of December 31, 2004: Messrs. Rohr (122,001 shares; $7,007,737); Guyaux (86,312 shares; $4,957,787); Demchak (60,000 shares; $3,446,400); Shack (56,234 shares; $3,230,081); and Whitford (61,697 shares; $3,543,884). The per share dollar amount used to calculate these values was $57.44, the closing market price of a share of common stock on the New York Stock Exchange on December 31, 2004. Of those restricted shares, these named executive officers were awarded the following number of shares on April 7, 2004 under the Corporation’s 1997 Long-Term Incentive Award Plan: Mr. Rohr (28,500); Mr. Guyaux (18,500); Mr. Demchak (15,000); Mr. Shack (13,500); and Mr. Whitford (13,500). On April 7, 2004, the closing market price of a share of Common Stock on the New York Stock Exchange was $55.10. That per share dollar amount was used to calculate the value of the foregoing restricted stock awards for purposes of this column for 2004. The restricted stock awarded on April 7, 2004 will vest on November 15, 2007, assuming the named executive officer’s continued employment by PNC, except in certain limited cases.

(d)	With respect to Messrs. Rohr, Shack and Whitford, the number shown in this column for 2004 includes shares of common stock underlying both nonstatutory stock options granted by the Personnel and Compensation Committee in its discretion during 2004 and reload nonstatutory stock options granted upon the named executive officer’s exercise during 2004 of nonstatutory stock options granted by the Personnel and Compensation Committee prior to 2004 with a reload feature. The number of shares of common stock underlying reload options are shown in parentheses for Messrs. Rohr (145,966); Shack (27,124); and Whitford (45,854).

(e)	The amount shown for 2004 includes the dollar value of matching contributions made pursuant to PNC’s Incentive Savings Plan, a qualified defined contribution plan, for Messrs. Rohr ($12,300); Guyaux ($12,092); Demchak ($12,300); Shack ($12,300); and Whitford ($12,300). The amount also includes the employer matching contribution to PNC’s Supplemental Incentive Savings Plan, a nonqualified excess defined contribution plan, for Messrs. Rohr ($118,777); Guyaux ($60,738); Demchak ($44,931); Shack ($36,450); and Whitford ($32,515). The amount also includes the 2004 net premiums paid by PNC in connection with its Key Executive Equity Plan, a split-dollar insurance arrangement, on behalf of Messrs. Rohr ($186,270); Guyaux ($13,074); Demchak ($40,534); Shack ($9,596); and Whitford ($13,419). The net premiums disclosed in the preceding sentence represent the full dollar amounts paid by PNC for both the term and non-term portions of the Key Executive Equity Plan, after any contribution made by the named executive officer. Finally, the amount includes the executive long-term disability premiums paid by PNC on behalf of Messrs. Rohr ($8,140); Guyaux ($7,678); Demchak ($6,088); Shack ($7,270); and Whitford ($6,152).

2005 Compensation

On February 15, 2005, the committee:

•	determined the maximum incentive award amounts for the chief executive officer and the next four most highly compensated executive officers under the 1996 Executive Incentive Award Plan for the 2005 award period. An incentive award amount is the maximum percentage of the compensation pool under the plan that a participant could receive for the 2005 award period. No participant could be assigned a percentage of the compensation pool greater than 40%, and the sum of all percentages assigned could not exceed 100% of the compensation pool. In determining the amount of an executive officer’s 2005 annual incentive award following the end of 2005, the committee will use the same performance factors as those described above with respect to the 2004 annual incentive awards; at this meeting, the committee also approved the target 2005 earnings per share goal to be considered when determining the amount of an executive officer’s 2005 annual incentive award;

•	approved the composition of the 2005 peer group of financial services firms to be used by the committee for comparative compensation and financial and common stock performance purposes; and

•	approved the payment of any final awards that may be paid to executive officers for 2005 in a combination of cash and restricted stock, subject to deferral if the executive officer made a prior election, on the same basis as the awards for 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: February 22, 2005	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller